Exhibit 10.2

Form of Director Award

SOUTHEASTERN BANK FINANCIAL CORPORATION

2006 Long-Term Incentive Plan

THIS RESTRICTED STOCK AWARD AGREEMENT, (this “Agreement”), dated as of March 19, 2014 (the “Date of Grant”), is made by and between Southeastern Bank Financial Corporation, a Georgia corporation (the “Company”), and ______________________ (the “Grantee”).

WHEREAS, the Company has adopted the Southeastern Bank Financial Corporation 2006 Long-Term Incentive Plan, as amended (the “Plan”), pursuant to which the Company may grant Restricted Stock;

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.          Grant of Restricted Stock Award

(a)       Grant of Restricted Stock. The Company hereby grants to the Grantee_______ shares (the “Shares”) of Restricted Stock (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)       Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.          Terms and Conditions of Award

(a)       Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Shares of Restricted Stock, and subject to Section 2(b), the right to receive dividends with respect to such Shares of Restricted Stock (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by Applicable Law, as additional compensation for tax purposes if paid on Restricted Stock.

(b)        Dividends. Any dividends with respect to Restricted Stock (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Stock with regard to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock”; (iii) may be held by the Company for the Grantee prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Grantee, without interest, promptly after the vesting of the Restricted Stock with regard to which they were issued.

(c)        Restrictions. The Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.

(d)        Certificate; Book Entry Form; Legend. The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form; registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. Prior to the lapse of any outstanding restrictions relating to the Shares, any certificate issued representing the Shares shall be inscribed with the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Southeastern Bank Financial Corporation 2006 Long-Term Incentive Plan, as amended, and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.”

(e)        Lapse of Restrictions. Subject to Section 2(f) below, the Shares of Restricted Stock shall vest and become non-forfeitable as follows:

_______ shares granted by this Award will vest on February 1, 2015.

_______ shares granted by this Award will vest on February 1, 2016.

_______ shares granted by this Award will vest on February 1, 2017.

In the event of a Change in Control (as defined in the Plan), the Shares shall vest on an accelerated basis in accordance with Section 12 of the Plan.

Upon the lapse of restrictions relating to any Shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing a number of Shares of Common Stock, free of the restrictive legend described in Section 2(d), equal to the number of Shares of Restricted Stock with respect to which such restrictions have lapsed.

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(f)        Termination of Service. In the event of the termination of the Grantee’s service as a director with the Company or any affiliate for any reason prior to the lapsing of restrictions in accordance with Section 2(e) with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock shall be automatically forfeited by the Grantee as of the date of termination.

Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights of interest in such forfeited Shares.

(g)        Corporate Transactions. The following provisions shall apply to the corporate transactions described below:

(i)        In the event of certain changes in corporate capitalization and other similar events, as described in Section 5.3(a), Shares subject to the Award shall be subject to adjustment in accordance with Section 5.3(a).

(ii)       In the event the Company is a party to a merger or other reorganization, Shares subject to the Award also shall be subject to adjustment in accordance with Section 5.3(c) of the Plan.

(h)        Section 83(b) Election. The Grantee hereby acknowledges that, with the consent of the Committee, he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares of Restricted Stock (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock. The Grantee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee.

(i)        Share Custodian. The issuance of any certificate(s) evidencing the Shares of Restricted Stock shall be delivered to the Secretary of the Company or such other agent of the Company as may be designated by the Committee (the “Share Custodian”). Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Shares of Restricted Stock to the Company in accordance with this Award, in the name, place, and stead of the Grantee. The term of such appointment shall commence on the Date of Grant of this Award and shall continue until the last of the Shares of Restricted Stock are delivered to the Grantee as vested Shares or are returned to the Company as forfeited Shares, as provided by the applicable terms of this Award.

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Section 3.           Miscellaneous

(a)        Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Operating Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)        No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or any affiliate, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)        Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)        Imposition of Other Requirements. If the Grantee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(e)        Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f)        Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g)        Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(h)        Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein supersede all prior communications, representations and negotiations in respect thereto.

(i)        Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Georgia.

(j)        Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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By Grantee’s signature and the signature of the Company’s representative below, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

SOUTHEASTERN BANK FINANCIAL CORPORATION

By:

Its:

Signature:

Printed Name:

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